Exhibit 10.33

IDACORP, Inc. and Idaho Power Company 2008 Compensation for
Non-Employee Directors of the Board of Directors

All directors of IDACORP also serve as directors of Idaho Power Company. The fees and other compensation discussed below is for service on both boards. Employee directors receive no compensation for service on the boards.

IDACORP and Idaho Power Company Board Fees

Annual Retainer

Chairman of the board                                                $105,000

Chairman of audit committee                                       $ 47,500

Chairman of compensation committee                         $ 45,000

Chairman of corporate governance committee            $ 41,000

Other directors                                                          $ 35,000

Meeting Fees

Board meeting                                                            $1,250

Committee meeting                                                     $1,250

Shareholder meeting                                                   $1,250

The chairman of the board does not receive meeting fees.

Stock Awards

$45,000 of IDACORP common stock annually

Subsidiary Board Fees

IDACORP Financial Services and Ida-West Energy

Monthly retainer              $750

Meeting fees                    $600

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP, Idaho Power Company, IDACORP Financial Services, Inc. and Ida-West Energy retainers and meeting fees and receive a lump-sum payment of all amounts deferred with interest or a series of up to 10 equal annual payments after they experience a separation from service with IDACORP and Idaho Power Company. Any cash fees that were deferred before 2009 will be credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities (the “Moody’s Rate”) plus three percent, until January 1, 2019 when the interest rate will change to the Moody’s Rate.  All cash fees that are deferred beginning January 1, 2009 will be credited with interest at the Moody’s Rate.  Interest is calculated on a pro rata basis each month using a 360-day year and the average Moody’s Rate for the preceding month.